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                                PWC CONSENT RIDER



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 28 to the registration statement on Form N1-A (the "Registration Statement") of our report dated May 18, 1999, relating to the financial statements and financial highlights of Barr Rosenberg Market Neutral Fund, Barr Rosenberg Double Alpha Market Fund and Barr Rosenberg Select Sectors Market Neutral Fund (portfolios of Barr Rosenberg Series Trust) which appears in the March 31, 1999 Annual Report to Shareholders of Barr Rosenberg Series Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PRICEWATERHOUSECOOPERS LLP
-------------------------------
PricewaterhouseCoopers LLP



San Francisco, California
July 30, 1999